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                                                                    EXHIBIT 23.2



                           Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. for the registration of 7,000,000 shares of its common stock (the "Registration Statement") and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report, as amended, on Form 10-K/A No. 1 (the "Annual Report") for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


We also consent to the reference to our firm under the caption "Experts" in the Registration Statement and to the use of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), included in the Annual Report.


                                             /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
June 9, 1998